                                                                    EXHIBIT 3.84

                                    RELEASE
                                    -------

          IN CONSIDERATION of the sum of Two Hundred and Nine Thousand United States dollars (US $209,000.00) to be paid immediately and the sum of Sixty Thousand United States dollars (US $60,000.00) to be paid under the Consulting Agreement as set forth and described in the attached Schedule "A" by Investorlinks.com Inc., a company incorporated in the Province of Ontario, Canada, with offices at 2 Adelaide Street West, Suite 301, Toronto, Canada (the Corporation) to the undersigned and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the undersigned being Sierra Holdings Limited and Frank Kollar (hereinafter referred to as the "Undersigned Parties") hereby fully and completely release and forever discharge the Corporation, its directors, officers, subsidiaries, shareholders, partners, employees and any other of its representatives from any and all actions, causes of actions, claims and demands, for damages, loss or injury, howsoever and wherever arising, which heretofore may have been or may hereafter be sustained by the Undersigned Parties in connection with or arising out of any and all relationships including but not limited to employment and consulting of the Undersigned Parties with the Corporation, its subsidiaries IL Data Corporation, Inc., IL Data Canada Inc. and the business conducted through the web site known as Investorlinks.com.

          AND FOR THE SAID CONSIDERATION the Undersigned Parties hereby donate to the treasury of the Corporation, Three Million, Eight Hundred and Ninety Thousand (3,890,000) common shares issued in the capital of the Corporation and cancels the options held to buy Two Hundred and Ninety Thousand (290,000) common shares of the Corporation.

          AND FOR THE SAID CONSIDERATION the Undersigned Parties represent and warrant that the Undersigned Parties have not assigned to any person, firm or corporation any of the actions, causes of action, claims or demands which it releases by this Release.

          THE UNDERSIGNED PARTIES agree to maintain the terms of this settlement and any matter in dispute with the Corporation or its subsidiaries, in confidence and further agrees that the circumstances surrounding the execution of this Release will not be reported to any other party or organization save and except as required by relevant regulatory authorities.

          ALL OF THE FOREGOING shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and representatives and be binding upon the parties hereto and their respective successors, assigns, heirs and representatives.

          IN WITNESS WHEREOF the undersigned has executed this Agreement under seal in the presence of the witness whose signature is subscribed below and has executed this Agreement by proper signing officers under their respective corporate seals.

          EXECUTED at Charlottesville, Virginia this 1/st/ day of March 2001.

                                   Sierra Holdings Limited


_______________________________    Per____________________________c/s
Witness                            Name:
                                   Title:
                                   Authorized Signing Officer


_______________________________    __________________________________
Witness                            Frank Kollar

                                 Schedule "A"

                             CONSULTING AGREEMENT
                             --------------------

          THIS AGREEMENT made effective the 1st day of March, 2001 (the "Effective Date").

B E T W E E N:

                 INVESTORLINKS.COM INC., corporation incorporated under the laws of the Province of Ontario

                 (hereinafter referred to as the "Corporation")

                                                               OF THE FIRST PART

                 - and -

                 FRANK KOLLAR, a businessperson residing in Charlottesville, VA.

                 (hereinafter referred to as the "Consultant")

                                                              OF THE SECOND PART


          WHEREAS the Consultant has developed certain considerable expertise in the area of internet commerce and related industries and, in particular, the maintenance and operations of corporate entities in such business;

          WHEREAS the Corporation is engaged in the business of owning and operating, through its wholly owned subsidiary, the internet investment site www.investorlinks.com, which provides certain news services (the "Business");

          AND WHEREAS the Corporation desires to obtain and apply the expertise of the Consultant to the Business by adding the Consultant to the Corporation's Operations and Maintenance.

          NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto) the parties make the arrangements and acknowledgements hereinafter set forth:

1.   Consulting Services - The Corporation hereby retains the services of the
     -------------------
          Consultant and the Consultant hereby agrees to provide the consulting services (the "Services") to the Corporation described in this Agreement, by acting as a member of the Corporation's Operations and Maintenance Team, to provide such Services to benefit determination and implementation of the Corporation's plans for its Business.

2.   Scope of Services - On Operations and Maintenance Team, with the obligation
     -----------------
          of providing advice to the Corporation's Board of Directors concerning the Business, the Consultant shall present to the best of the Consultant's ability the Business and profile of the Corporation to members of the public to maximize the Corporation's public exposure, together with such other ancillary and related duties as the Corporation may reasonably require from time to time, and shall commit such time, effort and attention to the business and affairs of the Corporation as required to fulfill the Consultant's obligations hereunder in a professional and competent manner. Without limiting the generality of the foregoing, the Consultant shall meet with management of the Corporation to fully familiarize with the Corporation, the Business and its business plans and shall attend and arrange for such meetings on behalf of the Corporation as may be necessary to effectively determine and implement the plans of the Corporation and the Business in the manner contemplated hereunder. All materials utilized by the Consultant in carrying out the Services shall be subject to the prior written consent of the Corporation and the Consultant acknowledges and agrees it will not utilize any information about the Corporation or the Business, whether oral or written, if such information may not be disseminated under applicable laws and regulations, including, without limiting the generality of the foregoing, timely disclosure obligations, forward oriented financial information and insider trading. Any failure by the Consultant to adhere to these requirements will result in all consequences thereof being the sole responsibility of the Consultant.

3.   Qualifications - The Consultant represents that he has all the necessary
     --------------
          knowledge, experience, abilities, qualifications and contacts to effectively perform the Services. The Consultant represents that the Consultant shall provide the Services in such manner as to permit the Corporation to have full benefit of the Consultant's knowledge, experience, abilities, qualifications and contacts and to provide the Services in strict compliance with all applicable laws and regulations.

4.   Term - This Agreement is effective as of the Effective Date and shall
     ----
          remain in force, for a period of 6 months.

5.   Compensation - In full consideration of the Consultant's Services
     ------------
          hereunder, the Corporation shall compensate the Consultant the sum of $10,000 US per month beginning March 1, 2001.

6.   Confidential Information
     ------------------------

     (1)  As used herein the words "Confidential Information" include:

          (1) such information as a director, officer or senior employee of the Corporation may from time to time designate to the Consultant as being included in the expression "Confidential Information";

          (2) any secret or trade secret or know how of the Corporation or any information relating to the Corporation or to any person, firm or other entity with which the Corporation does business which is not known to persons outside the Corporation;

          (3) any information, process or idea that is not generally known outside of the Corporation;

          (4) all proprietary and financial information relating to the Corporation;

          (5) all computer programs including algorithms, specifications, flow charts, listings, source codes and object codes either owned by the Corporation or to which the Corporation has access and wishes to keep confidential; and

          (6)       all investor information and lists owned by the Corporation.

          The Consultant acknowledges that the foregoing is intended to be illustrative and that other Confidential Information may currently exist or arise in the future.

     (2) The Corporation and the Consultant acknowledge and agree that the relationship between them is one of mutual trust and reliance.

     (3) The Consultant acknowledges that the Consultant may be exposed from time to time to information and knowledge, including Confidential Information, relating to all aspects of the business of the Corporation, the disclosure of any of which to the Corporation's competitors, customers, or the general public may be highly detrimental to the best interests of the Corporation.

     (4) The Consultant acknowledges that the business of the Corporation cannot be properly protected from adverse consequences of the actions of the Consultant other than by restrictions as hereinafter set forth.

     (5) The Consultant agrees not to disclose at any time, either during or after the termination of the Consultant's relationship with the Corporation, to any person any Confidential Information except as authorized expressly in writing by a director of the Corporation unless such Confidential Information has ceased to be confidential.

     (6) In the event this Agreement is terminated for any reason whatsoever, whether by affluxation of time or otherwise, the Consultant shall forthwith upon such termination return to the Corporation each and every copy of any Confidential Information (including all notes, records and documents pertaining thereto) in the possession or under the control of the Consultant at that time.

7.   Use of Consultant's Work - Notwithstanding any other provisions of this
     ------------------------
          Agreement, the Corporation shall not be bound to act on or otherwise utilize the Consultant's advice or materials produced by the Consultant in the performance of the Services or in the Consultant's role as a member of the Corporation's Advisory Board.

8.   Compliance with Laws - The Consultant shall in the performance of this
     --------------------
          Agreement comply with all laws, regulations and orders of the federal laws of Canada and of the province of Ontario.

9.   Independent Contractor - The Consultant shall provide the Services to the
     ----------------------
          Corporation as an independent contractor and not as an employee of the Corporation and acknowledges that an employer-employee relationship is not created by this Agreement. The Consultant shall have no power or authority to bind the Corporation or to assume or create any obligation or responsibility, expressed or implied, on the Corporation's behalf, or in its name, nor shall he represent to anyone that he has such power or authority, except as expressly provided in this Agreement.

10.  Termination -
     -----------

     1         This Agreement shall, if not previously terminated as provided for herein, automatically be determined at the close of business on August 31, 2001.

     2         Either or both of the Corporation and the Consultant may
          terminate this Agreement in the event that the Corporation or the Consultant is in material breach of any of the terms or conditions of the Agreement, if such breach has not been cured within ten (10) days of service on the Corporation or the Consultant of written notice of such breach.

     3         This Agreement shall be terminated automatically and with
          immediate effect if at any time either the Corporation or the Consultant becomes insolvent or voluntarily or involuntarily bankrupt, or makes an assignment for the benefit of its or her creditors, or if the Consultant dies.

     4         In no event shall either the Corporation or the Consultant be under any obligation to renew or extend the term thereof, nor shall the Corporation or the Consultant be entitled to any termination payment, compensation or other payment of any nature or kind whatsoever not specifically provided for in this Agreement when this Agreement terminates, for whatever cause whether by affluxion of time or otherwise.

11.  Assignment - The Consultant shall not assign, transfer, sub-contract or
     ----------
          pledge this Agreement or any rights or the performance of any obligation arising under this Agreement, without the prior written consent of the Corporation.

12.  Survival - Any terms or conditions of this Agreement by which obligations
     --------
          of either party are applicable or which extend or may extend beyond termination of this Agreement (whether expressly or by implication) shall survive and continue in full force and effect notwithstanding such termination. Without limitation, the parties acknowledge that Sections 6 and 10 shall survive termination of this Agreement.

13.  Governing Law - This Agreement and the rights and obligations and relations
     -------------
          of the parties hereto shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein (but without giving effect to any conflict of laws rules). The parties hereto agree that the Courts of Ontario shall have jurisdiction to entertain any action or other legal proceedings based on any provisions of this Agreement. Each party hereto does hereby attorn to the jurisdiction of the Courts of the Province of Ontario.

14.  Partial Invalidity - In any provision of this Agreement or the application
     ------------------
          thereof
          to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law and be independent of every other provision of this Agreement.

15.  Further Assurances - Each party hereto agrees from time to time, subsequent
     ------------------
          to the date hereof, to execute and deliver or cause to be executed and delivered to the other of them such instruments or further assurances as may, in the reasonable opinion of the other of them, be necessary or desirable to give effect to the provisions of this Agreement.

          IN WITNESS WHEREOF the parties hereto have executed this Agreement on the 1st day of March 2001, with the intention that it shall be effective as of the effective date.

SIGNED, SEALED AND DELIVERED
                                             )INVESTORLINKS.COM INC.
     in the presence of                      )
                                             )
                                             )
                                             )__________________________________
                                             ) Per:  Romaine Gilliland,
                                                     President
                                             )
                                             )
                                             )
                                             )
                                             )
____________________________________________ )__________________________________
Witness                                      )Frank Kollar